                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                       JULY 23, 2003

    Investor Relations Contact:             Media Relations Contact:
    Diana Matley                            Kevin Brett
    408-433-4365                            408-433-7150
    DIANA@LSIL.COM                          KBRETT@LSIL.COM

CC03-85

              LSI LOGIC REPORTS SECOND QTR. 2003 FINANCIAL RESULTS

                       SECOND QUARTER NEWS RELEASE SUMMARY

- Revenues of $407 million, 9 percent sequential growth.

- GAAP* net loss of 43 cents per diluted share.

- Net loss, excluding special items**, of 2 cents per diluted share, beats First Call consensus estimate.

- Gross Margin of 41 percent.

- Generated positive operating cash flow for fifth consecutive quarter.

- Cash and short-term investments grew $110 million to $1.1 billion.

                         THIRD QUARTER BUSINESS OUTLOOK

- Projected sequential revenue growth of approximately 8-12 percent.

- GAAP net loss per share in the range of 4-7 cents.

- Net income per share, excluding special items, in the range of 1-3 cents.


    * Generally Accepted Accounting Principles

    ** Acquisition-related amortization, restructuring and other special items.

               LSI LOGIC MOVES TOWARD PROFITABILITY IN SECOND HALF
            RAPIDCHIP(TM) PLATFORM DESIGN WINS EXCEED EXPECTATIONS

MILPITAS, CALIFORNIA - LSI Logic Corporation (NYSE: LSI) today reported revenues of $407 million in the second quarter of 2003, a 9 percent sequential increase compared to the $373 million reported in the first quarter of 2003, and a decline of 7 percent compared to the $438 million reported in the second quarter of 2002.

Cash and short-term investments increased $110 million to $1.1 billion at the end of the 2003-second quarter. The company generated positive operating cash flow for the fifth consecutive quarter.

The 2003-second quarter GAAP* net loss was $162 million or 43 cents a diluted share. The 2003-first quarter GAAP net loss was $122 million or 33 cents a diluted share. The company reported a GAAP net loss of $62 million or 17 cents a diluted share in the 2002-second quarter.

Second quarter net loss, excluding special items**, was $6 million or 2 cents a diluted share compared to first quarter net loss of $51 million or 14 cents a diluted share. The company reported a net loss, excluding special items, of $21 million or 6 cents a diluted share in the second quarter of 2002.

"Each of our four businesses grew sequentially in the second quarter," said Wilfred Corrigan, LSI Logic chairman and chief executive officer. "Our Consumer business gained momentum in the second quarter, paving the way for a seasonally strong third quarter. Our Communications business was up strongly in the second quarter, particularly enterprise networking, and we expect further improvement in the second half of the year. Both of our storage businesses, Storage Components and Storage Systems, are expected to continue their growth ramps in the third quarter and the two businesses are anticipated to total about $1 billion in combined revenues for the year.

"In the third quarter, we are forecasting sequential revenue growth in the 8-12 percent range, while maintaining our controls on operating expenses. We are on course to return to profitability in the third quarter, excluding special items, and in the fourth quarter on a GAAP basis."

In the second quarter, LSI Logic secured a wide variety of design wins with its RapidChip(TM) semiconductor platform, introduced the RapidWorx(TM) design system, and this week unveiled two new families of IP-rich slices, the Rapid Xtreme(TM) and RapidChip Integrator(TM) slice families in 0.11-micron process technology. The RapidChip platform is demonstrating its broad market appeal as the company is capturing design wins in a range of sectors including: disk drives, encryption, embedded processing, broadband modems, and storage systems.

"LSI Logic's RapidChip semiconductor platform is winning with our existing customers and is generating new business opportunities as evidenced by the fact that we are already exceeding our own design-win projections," said Rick Marz, LSI Logic executive vice president of ASIC Technology. "This Platform ASIC approach is providing greater customer choice and is specifically designed to meet the design-time and cost requirements of the underserved middle of the global logic market."

"LSI Logic's projected move to profitability in the second half of the year reflects the impact of revenue growth and the actions the company has taken to reduce its break-even points," said Bryon Look, LSI Logic chief financial officer. "LSI Logic has completed its restructuring program, including the consolidation of its internal manufacturing at the company's Gresham manufacturing campus, supplemented by strategic foundry engagements. We made substantial progress in the second quarter toward our three key financial initiatives for 2003 - accelerating the return to profitability, generating positive operating cash flow, and making R&D investments that will provide us with leadership positions in our target markets."

                    LSI LOGIC THIRD QUARTER BUSINESS OUTLOOK

                                             GAAP*               SPECIAL ITEMS**            EXCLUDING SPECIAL ITEMS
                                             -----               ---------------            -----------------------
REVENUE GROWTH                        8-12% Sequentially                                     8-12% Sequentially

GROSS MARGIN                             41-42 percent                                          41-42 percent

OPERATING EXPENSES                   $190 to $200 million        $25 to $30 million         $165 to $170 million

NET OTHER INCOME (EXP.)              $(2) to $(4) million                                   $(2) to $(4) million

TAX PROVISION                             $6 million                                             $6 million

EARNINGS (LOSS)/SHARE                 $(0.04) to $(0.07)         $(0.07) to $(0.08)            $0.01 to $0.03

DILUTED SHARE COUNT                       380 million                                            390 million

Common stock equivalents are excluded from share count in loss periods as a result of their anti-dilutive effect.

Capital spending is projected to be under $30 million in the third quarter, and less than $100 million in 2003.

Third quarter depreciation and software amortization is expected to be approximately $46 million.

*  Generally Accepted Accounting Principles

** Acquisition-related amortization, restructuring and other special items.

NOTE: The company's financial guidance will be limited to the comments made on today's public conference call and contained in the Business Outlook section of this news release.

LSI LOGIC CONFERENCE CALL INFORMATION

LSI Logic will hold a conference call today at 2 p.m. PDT to discuss second quarter 2003 financial results. The number is 1-303-262-2171. Internet users can access the conference call by visiting http://www.lsilogic.com/investors. A replay of the call will be available today at approximately 5 p.m. PDT and will be available for 48 hours. The number is 1-800-405-2236 (International, 1-303-590-3000), pass code 544423#.

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS: This news release and the statements by LSI Logic management include forward-looking statements that may involve a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from the actual future events or results. Forward-looking statements include projections of growth in the storage components, storage systems, consumer, communications and enterprise networking, forecasts of sequential revenue growth, maintaining operating expenses, projections of profitability, net other income, earnings, gross margins, tax provisions, capital spending, depreciation, acquisition-related amortization, restructuring expenses, other special items, common share count made in this news release and our RapidChip platform generating new business. The company's actual results in future periods may be materially different from any performance suggested in this news release. Risks and uncertainties to which the company is subject include, but are not necessarily limited to, fluctuations in the timing and volumes of customer demand, the rate of depletion of customer inventory buildup and the company's achievement of revenue objectives and other financial targets. Other risks and uncertainties that may affect the company's actual results include, but are not necessarily limited to, the development of new products, the timing and success of new product introductions, the RapidChip platform continuing to generate new business and continuing to find traction with existing customers, the continued availability of appropriate levels of manufacturing capacity, the realization of benefits from the company's strategic relationships, competing technologies, R&D investments, products and other competitive factors and investments and disruptions in general economic activity due to worsening global business conditions or caused by the effects of terrorist activities and armed conflict. The extent to which the company may not realize the cost savings it expects from the reduction in workforce and operating expenses may also impact its future performance. The company operates in an industry sector where securities' values are highly volatile and may be influenced by the cyclical nature of the industry, the unpredictability of the economy and other factors beyond the company's control. For additional information, Readers are referred to the documents filed by LSI Logic with the SEC, and specifically the most recent reports on Form 10-K, 10-Q and 8-K. In the context of forward-looking information, reference is made to the discussion of risk factors described in the company's SEC reports filed during the past 12 months.

ABOUT LSI LOGIC

LSI Logic Corporation (NYSE: LSI) is a leading designer and manufacturer of communications, consumer and storage semiconductors for applications that access, interconnect and store data, voice and video. In addition, the company supplies storage network solutions for the enterprise. LSI Logic is headquartered at 1621 Barber Lane, Milpitas, CA 95035. http://www.lsilogic.com.

                                      # # #

Editor's Notes:

1. All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company's external website, http://www.lsilogic.com.

2.    The LSI Logic logo design is a registered trademark of LSI Logic
      Corporation.

3. All other brand or product names may be trademarks or registered trademarks of their respective companies.

                              LSI LOGIC CORPORATION
     CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS EXCLUDING SPECIAL ITEMS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                    Three Months Ended            Six Months Ended
                                                ------------------------      ------------------------
                                                 June 30,       June 30,       June 30,      June 30,
                                                  2003           2002           2003           2002
                                                ---------      ---------      ---------      ---------
Revenues                                        $ 407,213      $ 437,768      $ 779,998      $ 850,277
                                                ---------      ---------      ---------      ---------

Costs and expenses:
    Cost of revenues                              238,469        269,632        486,537        535,541
    Research and development                      111,326        112,833        226,453        227,176
    Selling, general and administrative            56,870         57,366        114,499        115,546
                                                ---------      ---------      ---------      ---------

        Total costs and expenses                  406,665        439,831        827,489        878,263
                                                ---------      ---------      ---------      ---------

Income/(loss) from operations                         548         (2,063)       (47,491)       (27,986)

Interest expense                                   (7,314)       (15,486)       (16,145)       (31,320)
Interest income and other, net                      6,469          2,621         18,506          6,267
                                                ---------      ---------      ---------      ---------

Loss before income taxes                             (297)       (14,928)       (45,130)       (53,039)
Provision for income taxes                          6,000          6,000         12,000         10,250
                                                ---------      ---------      ---------      ---------

Net loss excluding special items                $  (6,297)     $ (20,928)     $ (57,130)     $ (63,289)
                                                =========      =========      =========      =========

Loss per share excluding special items:
    Basic                                       $   (0.02)     $   (0.06)     $   (0.15)     $   (0.17)
                                                =========      =========      =========      =========
    Diluted                                     $   (0.02)     $   (0.06)     $   (0.15)     $   (0.17)
                                                =========      =========      =========      =========

Shares used in computing per share amounts:
    Basic                                         376,619        369,672        375,745        368,769
                                                =========      =========      =========      =========
    Diluted                                       376,619        369,672        375,745        368,769
                                                =========      =========      =========      =========


Statements of operations excluding special items are intended to present the Company's operating results, excluding special items described below, for the periods presented.

During the three and six month periods ended June 30, 2003, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, restructuring of operations and other items, net, and other special items. The other special items consisted of losses associated with repurchases of a portion of the Company's Convertible Subordinated Notes, write downs of certain equity securities due to impairment, offset in part by gains on miscellaneous asset sales.

During the three and six month periods ended June 30, 2002, the special items represented additional excess inventory and related charges, amortization of acquisition related items including intangibles and non-cash deferred stock compensation, restructuring of operations and other items, net, and a $22 million tax benefit as a result of changes in the tax laws in the first quarter of 2002.

For the three and six month periods ended June 30, 2003, the statements excluding special items are prepared using the Company's calculated tax expense of $6,000 and $12,000, respectively when excluding special items. For the three and six month periods ended June 30, 2002, the statements excluding special items are prepared using the Company's calculated tax expense of $6,000 and $10,250 when excluding special items.

In computing diluted loss per share excluding special items for the three and six month periods ended June 30, 2003 and 2002, common stock equivalents were excluded from the computation of diluted loss per share as a result of their antidilutive effect.

A reconciliation from net loss excluding special items to the reported results is presented on the following page.

The format presented above is not intended to be in accordance with Generally Accepted Accounting Principles.

                              LSI LOGIC CORPORATION
       RECONCILIATION OF NET LOSS EXCLUDING SPECIAL ITEMS TO GAAP RESULTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                    Three Months Ended             Six Months Ended
                                                                 ------------------------      ------------------------
                                                                  June 30,      June 30,        June 30,       June 30,
                                                                    2003          2002           2003           2002
                                                                 ---------      ---------      ---------      ---------
Net loss excluding special items                                 $  (6,297)     $ (20,928)     $ (57,130)     $ (63,289)
                                                                 ---------      ---------      ---------      ---------

Special items:
    Additional excess inventory and related charges
        in cost of revenues                                             --         (4,772)            --        (45,526)
    Amortization of acquisition related items including
        intangibles and non-cash deferred stock compensation       (28,151)       (42,996)       (58,819)       (89,074)
    Restructuring of operations and other items, net              (124,527)         6,405       (160,193)       (58,655)
    Other special items                                             (3,109)            --         (8,367)            --
    Tax benefit                                                         --             --             --         22,500
                                                                 ---------      ---------      ---------      ---------

        Total special items                                       (155,787)       (41,363)      (227,379)      (170,755)
                                                                 ---------      ---------      ---------      ---------

Net loss                                                         $(162,084)     $ (62,291)     $(284,509)     $(234,044)
                                                                 =========      =========      =========      =========

Basic loss per share:
    Net loss excluding special items                             $   (0.02)     $   (0.06)     $   (0.15)     $   (0.17)
    Special items**                                                  (0.41)         (0.11)         (0.61)         (0.46)
                                                                 ---------      ---------      ---------      ---------
    Net loss                                                     $   (0.43)     $   (0.17)     $   (0.76)     $   (0.63)
                                                                 =========      =========      =========      =========
Diluted loss per share*:
    Net loss excluding special items                             $   (0.02)     $   (0.06)     $   (0.15)     $   (0.17)
    Special items**                                                  (0.41)         (0.11)         (0.61)         (0.46)
                                                                 ---------      ---------      ---------      ---------
    Net loss                                                     $   (0.43)     $   (0.17)     $   (0.76)     $   (0.63)
                                                                 =========      =========      =========      =========
Shares used in computing per share amounts:

    Basic                                                          376,619        369,672        375,745        368,769
                                                                 =========      =========      =========      =========
    Diluted                                                        376,619        369,672        375,745        368,769
                                                                 =========      =========      =========      =========

* In computing diluted loss per share for the three and six month periods ended June 30, 2003 and 2002, all common stock equivalents were excluded as a result of their antidilutive effect.

**    This line item includes rounding adjustments.

                              LSI LOGIC CORPORATION
             CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (GAAP)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                        Three Months Ended                 Six Months Ended
                                                                   ----------------------------      ----------------------------
                                                                     June 30,         June 30,         June 30,         June 30,
                                                                       2003             2002            2003             2002
                                                                   -----------      -----------      -----------      -----------
Revenues                                                           $   407,213      $   437,768      $   779,998      $   850,277
                                                                   -----------      -----------      -----------      -----------

Costs and expenses:
    Cost of revenues                                                   238,469          274,404          486,537          581,067
    Research and development                                           111,326          112,833          226,453          227,176
    Selling, general and administrative                                 56,870           57,366          114,499          115,546
    Restructuring of operations and other items, net                   124,527           (6,405)         160,193           58,655
    Amortization of acquisition related items including
        intangibles and non-cash deferred stock compensation*           28,151           42,996           58,819           89,074
                                                                   -----------      -----------      -----------      -----------

        Total costs and expenses                                       559,343          481,194        1,046,501        1,071,518
                                                                   -----------      -----------      -----------      -----------

Loss from operations                                                  (152,130)         (43,426)        (266,503)        (221,241)

Interest expense                                                        (7,314)         (15,486)         (16,145)         (31,320)
Interest income and other, net                                           3,360            2,621           10,139            6,267
                                                                   -----------      -----------      -----------      -----------

Loss before income taxes                                              (156,084)         (56,291)        (272,509)        (246,294)
Provision/ (benefit) for income taxes                                    6,000            6,000           12,000          (12,250)
                                                                   -----------      -----------      -----------      -----------

Net loss                                                           $  (162,084)     $   (62,291)     $  (284,509)     $  (234,044)
                                                                   ===========      ===========      ===========      ===========

Loss per share:
    Basic                                                          $     (0.43)     $     (0.17)     $     (0.76)     $     (0.63)
                                                                   ===========      ===========      ===========      ===========

    Diluted**                                                      $     (0.43)     $     (0.17)     $     (0.76)     $     (0.63)
                                                                   ===========      ===========      ===========      ===========

Shares used in computing per share amounts:
    Basic                                                              376,619          369,672          375,745          368,769
                                                                   ===========      ===========      ===========      ===========

    Diluted                                                            376,619          369,672          375,745          368,769
                                                                   ===========      ===========      ===========      ===========




* The amortization of acquisition related items including intangibles and non-cash deferred stock compensation for the three month period ended June 30, 2003 are comprised of the following items:

                  Amortization of intangibles                                        $ 19,267
                  Amortization of non-cash deferred stock compensation                  8,884
                                                                                     --------
                                                                                     $ 28,151
                                                                                     --------

** In computing diluted loss per share for the three and six month periods ended June 30, 2003 and 2002, all common stock equivalents were excluded as a result of their antidilutive effect.

                              LSI LOGIC CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                  (IN MILLIONS)
                                   (UNAUDITED)

                                                         June 30,     December 31,
ASSETS                                                     2003          2002
------                                                   --------      --------
Current assets:
    Cash and short-term investments                      $1,114.8      $  990.0
    Accounts receivable, net                                241.1         248.6
    Inventories                                             205.4         194.5
    Prepaid expenses and other current assets               199.4         193.0
                                                         --------      --------

        Total current assets                              1,760.7       1,626.1

Property and equipment, net                                 497.4         747.0
Goodwill and other intangibles                            1,187.7       1,251.0
Other assets                                                594.7         518.6
                                                         --------      --------

        Total assets                                     $4,040.5      $4,142.7
                                                         ========      ========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Other current liabilities                            $  430.3      $  397.4
    Current portion of long-term debt, capital lease
        obligations and short-term borrowings               173.7           0.4
                                                         --------      --------

        Total current liabilities                           604.0         397.8

Long-term debt and capital lease obligations              1,133.2       1,241.2
Deferred tax and other long-term liabilities                263.0         196.9
                                                         --------      --------

        Total liabilities                                 2,000.2       1,835.9


Minority interest in consolidated subsidiaries                6.8           6.5
                                                         --------      --------

Stockholders' equity:
    Common stock                                          2,945.6       2,958.0

    Deferred stock compensation                             (31.7)        (51.2)
    Accumulated deficit                                    (896.7)       (612.2)

    Accumulated other comprehensive income                   16.3           5.7
                                                         --------      --------

        Total stockholders' equity                        2,033.5       2,300.3
                                                         --------      --------

        Total liabilities and stockholders' equity       $4,040.5      $4,142.7
                                                         ========      ========

                              LSI LOGIC CORPORATION
                             STATEMENT OF CASH FLOWS
                       (IN THOUSANDS, EXCEPT WHERE NOTED)
                                   (UNAUDITED)

                                                                               Three Months Ended           Six Months Ended
                                                                             ----------------------      ----------------------
                                                                             Jun. 30,       Jun. 30,     Jun. 30,      Jun. 30,
                                                                               2003          2002          2003         2002
                                                                             --------       -------      --------      --------
OPERATING ACTIVITIES:
Net loss                                                                     (162,084)      (62,291)     (284,509)     (234,044)
Adjustments:
    Depreciation & amortization                                                65,053        87,029       152,111       175,928
    Amortization of non-cash deferred stock compensation                        8,884        23,849        19,427        50,770
    Non-cash restructuring and non-recurring items, net                        97,569        (7,303)      127,323        49,598
    Loss on write down of equity securities, net                                2,068            --         9,074            --
    Loss on repurchase of Convertible Subordinated Notes                        2,029            --         2,029            --
    Gain on sale of property and equipment                                       (857)           --        (2,560)           --
    Changes in deferred tax assets and liabilities                                447        (3,341)           37        (3,171)

Changes in assets and liabilities
   Accounts receivable, net                                                   (15,660)      (19,057)        8,500       (49,577)
   Inventories, net                                                             1,826         1,787       (10,040)       61,115
   Prepaid expenses and other assets                                           52,776        13,846        52,440        (9,308)
   Accounts payable                                                            13,134        (7,766)       12,028       (41,398)
   Accrued and other liabilities                                               17,000        (1,686)       18,205        (9,847)
                                                                             --------       -------      --------      --------
NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES                            82,185        25,067       104,065        (9,934)
                                                                             --------       -------      --------      --------

INVESTING ACTIVITIES:
   Purchases of debt and equity securities available-for-sale                (552,298)     (386,122)   (1,409,529)     (937,742)
   Maturities and sales of debt and equity securities available-for-sale      570,318       303,380     1,455,927       627,823

   Purchases of equity securities                                                  --        (8,500)           --        (9,894)
   Proceeds from  (purchases)/sale of property and equipment, net              (8,586)       (7,397)      140,337       (12,148)

   Decrease/(increase) in non-current assets and deposits                       4,642         7,083      (145,768)          236
                                                                             --------       -------      --------      --------
NET CASH PROVIDED BY/(USED IN) INVESTING ACTIVITIES                            14,076       (91,556)       40,967      (331,725)
                                                                             --------       -------      --------      --------

FINANCING ACTIVITIES:
   Proceeds from borrowings                                                   350,000            --       350,000            --
   Repurchase of Convertible Subordinated Notes                              (288,587)           --      (288,587)           --
   Cash paid for call spread options                                          (28,000)           --       (28,000)           --
   Debt issuance costs                                                        (10,566)           --       (10,566)           --
   Repayment of debt obligations                                                  (86)          (83)         (174)         (191)
   Issuance of common stock, net                                               15,648        24,967        15,890        26,589
                                                                             --------       -------      --------      --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                                      38,409        24,884        38,563        26,398
                                                                             --------       -------      --------      --------

                                                                             --------       -------      --------      --------
Effect of exchange rate changes on cash and cash equivalents                    2,966         2,434         3,722         4,065
                                                                             --------       -------      --------      --------

Increase/(decrease) in cash and cash equivalents                              137,636       (39,171)      187,317      (311,196)

Cash and cash equivalents at beginning of period                              498,528       485,113       448,847       757,138
                                                                             --------       -------      --------      --------
Cash and cash equivalents at end of period                                    636,164       445,942       636,164       445,942
                                                                             ========       =======      ========      ========

                              LSI LOGIC CORPORATION
                      SELECTED FINANCIAL INFORMATION (GAAP)
                        (IN MILLIONS, EXCEPT WHERE NOTED)
                                   (UNAUDITED)

                                                           Three Months Ended
                                                 --------------------------------------
                                                  June 30,      Mar. 31,      June 30,
                                                    2003          2003          2002
                                                 ----------    ----------    ----------
Semiconductor revenues                           $    306.2    $    273.1    $    354.8
Storage Systems revenues                         $    101.0    $     99.7    $     83.0
Total revenues                                   $    407.2    $    372.8    $    437.8
Percentage change in revenues-qtr./qtr.(a)              9.2%       -22.3%           6.1%
Percentage change in revenues-yr./yr.(b)               -7.0%         -9.6%         -5.9%

Days sales outstanding                                   53            54            50
Days of inventory                                        78            75            65
Current ratio                                           2.9           2.3           3.7
Quick ratio                                             2.2           1.7           2.6

R&D as a percentage of revenues                        27.3%         30.9%         25.8%
SG&A as a percentage of revenues                       14.0%         15.5%         13.1%
Gross margin as a percentage of revenues               41.4%         33.5%         37.3%

Employees(c)                                          5,044         5,323         5,445
Revenues per employee (in thousands)(d)          $    322.9    $    280.1    $    321.6
Diluted shares (in thousands)                       376,619       374,628       369,672

Selected Cash Flow information;
Purchase of property and equipment(e)            $     13.0    $     14.7    $      8.8
Depreciation/amortization(f)                     $     41.8    $     61.1    $     62.1
In-process research and development              $       --    $       --    $       --
Issuance of common stock for employee stock
        purchase and option programs             $     15.6    $      0.2    $     25.0


(a)    Represents sequential quarter growth in revenues.

(b) Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

(c)    Actual number of employees at the end of each period presented.

(d) Revenue per employee is calculated by annualizing revenue for each quarter presented and dividing it by the number of employees.

(e)    Represents gross addition of property and equipment.

(f) Represents depreciation of fixed assets and amortization of software. Excludes amortization of intangibles and non-cash deferred stock compensation.